Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-108430) and related Prospectus of Innovo Group Inc. for the registration of 8,818,991 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2003, with respect to the consolidated financial statements and schedule of Innovo Group Inc. included in its Annual Report (Form 10-K) for the year ended November 30, 2002, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Los Angeles, California
December 18, 2003